SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 5, 2018

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 5, 2018, CPI Aerostructures, Inc. (the “CPI”) filed a complaint in the Supreme Court of the State of New York, County of New York, against Air Industries Group (the “Company”) relating to the previously announced Stock Purchase Agreement dated as of March 21, 2018 (the “Agreement”) between the Company and CPI, pursuant to which the Company agreed to sell to CPI all of the shares of capital stock of its subsidiary, Welding Metallurgy, Inc. (“WMI”). On July 2, 2018, the Company notified CPI that it was terminating the Agreement due to CPI’s failure to close on a timely basis.

The complaint alleges that the Company willfully breached its contractual obligation to provide financial information required to fulfill key conditions for closing under the Agreement. CPI is seeking, among other things, an order of specific performance requiring the Company to comply with its obligations under the Agreement, monetary damages, and attorneys’ fees and costs.

The Company disputes the validity and applicability of the claims asserted by CPI and believes that it has meritorious defenses to those claims and intends to contest the action vigorously. The Company also is considering its affirmative defenses and the assertion of counterclaims against CPI.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR INDUSTRIES GROUP

Dated: July 11, 2018	By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

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